Lenexa, KS, Sept. 25, 2018 (GLOBE NEWSWIRE) -- Digital Ally, Inc. (“Digital Ally”) (DGLY), which develops, manufactures and markets advanced video surveillance products for law enforcement, homeland security and commercial applications, today announced that it intends to offer shares of its common stock in an underwritten public offering. Digital Ally also expects to grant to the underwriters of the offering a 45-day option to purchase up to an additional 15% of the shares of common stock offered in the offering on the same terms and conditions as those offered to investors. The offering is subject to market and other conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

Roth Capital Partners, LLC is serving as the representative of the underwriters and Aegis Capital Corp. is serving as a co-manager for the offering.

The Company intends to use the net proceeds from the offering for working capital and other general corporate purposes.

The shares of common stock are being offered by Digital Ally pursuant to a prospectus supplement to Digital Ally’s effective shelf registration statement on Form S-3 (File No. 333-225227) which was initially filed with the U.S. Securities and Exchange Commission (the “SEC”) on May 25, 2018, and was declared effective by the SEC on June 6, 2018. The prospectus supplement relating to the offering was filed with the SEC and may be obtained, along with the effective registration statement, from Roth Capital Partners, LLC, 888 San Clemente, Newport Beach, CA 92660, (800) 678-9147 or by accessing the SEC’s website, www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of such securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Digital Ally

Digital Ally, Inc., headquartered in Lenexa, KS, specializes in the design and manufacturing of video recording equipment and video analytic software. Digital Ally pushes the boundaries of technology in industries such as law enforcement, emergency management, commercial fleets, and consumer use. Digital Ally’s complete product solutions include in-car and body cameras, cloud and local management software, and automatic recording technology. These products work seamlessly together and are simple to install and operate. Digital Ally products are sold by domestic direct sales representatives and international distributors worldwide.

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This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended. These forward-looking statements are based largely on the expectations or forecasts of future events, can be affected by inaccurate assumptions, and are subject to various business risks and known and unknown uncertainties, a number of which are beyond the control of the Company’s management. Therefore, actual results could differ materially from the forward-looking statements contained in this press release. A wide variety of factors that may cause actual results to differ from the forward-looking statements include, but are not limited to, the following: the schedule upon which the Company’s litigation against Axon Enterprise, Inc. (“Axon”), Enforcement Video, LLC dba WatchGuard Video (“WatchGuard”) and Utility Associates, Inc. (“Utility”) will proceed; whether the Company will prevail in its patent litigation against Axon, WatchGuard and Utility; the amount of any damages that might be awarded to the Company if it is successful in the litigation proceedings; whether the funding received from Brickell Key Investments LP will be sufficient to fully cover the litigation expenses against Axon, WatchGuard and Utility; competition from larger, more established companies with far greater economic and human resources; the Company’s ability to attract and retain customers and quality employees; and the effect of changing economic conditions. These cautionary statements should not be construed as exhaustive or as any admission as to the adequacy of the Company’s disclosures. It cannot predict or determine after the fact what factors would cause actual results to differ materially from those indicated by the forward-looking statements or other statements. The reader should consider statements that include the words “believes”, “expects”, “anticipates”, “intends”, “estimates”, “plans”, “projects”, “should”, or other expressions that are predictions of or indicate future events or trends, to be uncertain and forward-looking. The Company does not undertake to publicly update or revise forward-looking statements, whether because of new information, future events or otherwise. Additional information respecting factors that could materially affect the Company and its operations are contained in its Annual Report on Form 10-K for the year ended December 31, 2017 and Quarterly Reports on Form 10-Q for the three and six months ended March 31, 2018 and June 30, 2018, respectively, as filed with the SEC on EDGAR.